Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS SECOND QUARTER 2018 EARNINGS AND

DECLARES QUARTERLY DIVIDEND

July 27, 2018 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income (earnings) for the quarter ended June 30, 2018, of $2,779,000 or $0.45 per common share basic and diluted, compared to earnings of $2,345,000 or $0.55 per common share basic and diluted for the quarter ended June 30, 2017. Earnings for the six months ended June 30, 2018, were $3,783,000 or $0.63 per common share basic and diluted, compared to earnings of $4,339,000 or $1.02 per common share basic and diluted for the six months ended June 30, 2017.

Mid Penn also reported that its Board of Directors, at a meeting held on July 25, 2018, declared a dividend per common share of $0.15 payable on August 27, 2018 to shareholders of record as of August 8, 2018.

The results for the three and six months ended June 30, 2018 and 2017 included merger and acquisition expenses resulting from the acquisition of The Scottdale Bank & Trust Company (“Scottdale”), which was announced during the first quarter of 2017 and legally closed on January 8, 2018.  For the three and six months ended June 30, 2018, the merger expenses also included costs associated with the pending merger with First Priority Financial Corp. (“First Priority”), which was announced on January 16, 2018 and has since received all required regulatory and shareholder approvals and is expected to close during the third quarter of 2018.  Please refer to the discussion under “Merger and Acquisition Activities” for more information on Mid Penn’s closed acquisition of Scottdale and pending merger with First Priority.  Adjusted earnings, when excluding the after-tax impact of the merger expenses (with such adjusted earnings being a non-GAAP measure), were $3,004,000 or $0.49 per share basic and diluted for the three months ended June 30, 2018, compared to adjusted earnings for the three months ended June 30, 2017 of $2,359,000 or $0.56 per share basic and diluted.  For the six months ended June 30, 2018, adjusted earnings were $5,428,000 or $0.90 per common share basic and diluted, compared to adjusted earnings of $4,545,000 or $1.07 per share basic and diluted for the six months ended June 30, 2017.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures, for the quarters ended June 30, 2018 and 2017 and other periods.

In addition to the merger expenses, Mid Penn recorded an additional non-cash expense of $225,000 and $449,000 for the three and six months ended June 30, 2018, respectively, related to the amortization of the core deposit intangible asset which was recorded as a result of the Scottdale acquisition.

Mid Penn’s tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry, favorably increased to $18.58 as of June 30, 2018, compared to $16.82 as of December 31, 2017, and $16.82 as of June 30, 2017.  Book value per share, the most directly comparable GAAP measure to tangible book value per common share, favorably increased to $23.15 as of June 30, 2018 compared to $17.85 at December 31, 2017, and $17.86 at June 30, 2017.

Mid Penn also reported total assets of $1,415,647,000 as of June 30, 2018, reflecting an increase of $245,293,000 or 21 percent compared to total assets of $1,170,354,000 as of December 31, 2017.  Total assets as of June 30, 2018 reflect an increase of $303,771,000 or 27 percent compared to total assets of $1,111,876,000 as of June 30, 2017. Asset growth during the first half of 2018 includes the acquired loans, investments, cash, facilities, goodwill and core deposit intangible recorded from the legal closing of the Scottdale transaction.

In general, the results of operations and the financial condition as of and for the periods ended June 30, 2018, as compared to prior periods and certain period-end dates  in 2017, have been materially impacted by the January 8, 2018 acquisition of Scottdale and pending acquisition of First Priority.

MERGER & ACQUISITION ACTIVITIES

On January 8, 2018, Mid Penn announced the successful completion of the legal acquisition of The Scottdale Bank & Trust Company, pursuant to which each share of Scottdale common stock issued and outstanding immediately prior to January 8, 2018 converted into the right to receive either (i) $1,166 in cash without interest, or (ii) 38.88 shares of Mid Penn common stock. As a result of the elections of the Scottdale shareholders, Mid Penn issued 1,878,827 shares of Mid Penn common stock and cash of $2,790,000 in merger consideration. Mid Penn also recorded goodwill of $19,189,000 and a core deposit intangible asset of $4,940,000 as a result of the Scottdale acquisition.  The assets purchased and liabilities assumed in the Scottdale acquisition were recorded at their estimated fair values at the time of the legal closing, and may be adjusted for up to one year subsequent to the acquisition.

Additionally, on January 16, 2018, Mid Penn entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Priority Financial Corp. pursuant to which First Priority will merge with and into Mid Penn (the “Merger”), with Mid Penn being the surviving corporation in the Merger. The acquisition will expand Mid Penn’s footprint into southeastern Pennsylvania, including Chester, Berks, Montgomery, and Bucks counties. On a pro forma basis, the combined company will have over $2 billion in total assets. The parties have obtained the required regulatory and shareholder approvals to move forward with the combination and related integration activities contemplated by the Merger Agreement.  The transaction is expected to close during the third quarter of 2018.

PRESIDENT’S STATEMENT

Our core banking activities reflect continued solid performance, with loans, deposits, and trust assets under management all experiencing double-digit percentage increases since a year ago, while our financial results for the three and six months ended June 30, 2018 reflect the continued growth of our franchise, including the transaction costs associated with both our successful completion of the acquisition of The Scottdale Bank & Trust Company, and our pending merger with First Priority Financial Corp.  As we recently reported, we have now received all the required regulatory and shareholder approvals needed to move forward with our merger of First Priority, with legal merger expected during the third quarter.  Our teams at both Mid Penn and First Priority have developed and are prepared to implement extensive integration plans to ensure a smooth transition as we welcome First Priority’s customers, communities, and employees to Mid Penn.  This merger provides us with the opportunity to build upon our shared values of customer-focused relationship management with expanded capabilities in the new and dynamic markets of southeastern Pennsylvania.

During the second quarter, we also completed the full integration of our Scottdale acquisition that closed during the first quarter, ensuring that the products, services, and systems supporting our offices and customers in that market are in full alignment with Mid Penn’s community banking operating profile.  We also began to reposition the Scottdale assets from primarily short-term investments to an increasing volume of higher-yielding loans and investments, and continue to work towards realizing the growth and increasing profitability potential of this acquisition.

We are also pleased to report that our Board of Directors declared a quarterly dividend of $0.15 per common share to ensure that, as we continue to realize favorable growth and increases in both our net interest income and fee-based revenues, we consistently provide a cash return to our shareholders.

We remain confident that our core banking capabilities, when leveraged across our expanding franchise, will continue to strengthen our financial condition and performance, and support increased value for our shareholders.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $11,414,000 for the three months ended June 30, 2018, an increase of $2,004,000 or 21 percent compared to net interest income of $9,410,000 for the three months ended June 30, 2017. Through the first six months of 2018, net interest income was $22,292,000, an increase of $3,707,000 or 20 percent compared to net interest income of $18,585,000 for the same period in 2017.  The primary source of the revenue growth was an increase in interest and fees on loans, as total loans increased $174,172,000 or over 20 percent since June 30, 2017.  Of this substantial year-over-year increase in total loans outstanding, $108,941,000 was from organic loan growth, and $65,231,000 reflects the balance, as of June 30, 2018, of loans acquired from Scottdale.

For the three months ended June 30, 2018, Mid Penn’s tax-equivalent net interest margin was 3.60% compared to 3.74% for the three months ended June 30, 2017. For the six months ended June 30, 2018, Mid Penn’s tax-equivalent net interest margin was 3.53% versus 3.78% for the six months ended June 30, 2017.  The decrease in the net interest margin year over year was attributed primarily to an increase in the cost of funds and a lower yield earned on the loan portfolio. The cost of funds increased to 0.85% during the first half of 2018, versus 0.68% for the first half of 2017, primarily as a result of the impact of the Federal Open Market Committee (“FOMC”) rate increases in the past twelve months.

Noninterest Income

During the three months ended June 30, 2018, noninterest income was $1,559,000 reflecting an increase of $197,000 or 14 percent compared to noninterest income of $1,362,000 for the three months ended June 30, 2017.  For the six months ended June 30, 2018, noninterest income totaled $3,206,000, an increase of $408,000 or 15 percent, compared to noninterest income of $2,798,000 for the same period in 2017.

Income from fiduciary activities was $526,000 for the six months ended June 30, 2018, an increase of $130,000 or 33 percent compared to fiduciary income of $396,000 for the six months ended June 30, 2017. These additional revenues were attributed to continued growth in trust assets under management as a result of successful business development efforts by Mid Penn’s wealth management team.

For the six months ended June 30, 2018, service charges on deposits were $425,000, an increase of $46,000 or 12 percent, compared to service charges of $379,000 for the six months ended June 30, 2017.  This increase was driven by an increase in the volume of transactional deposit accounts, including acquired deposit accounts from the Scottdale acquisition, and an increase in charges collected.

Net gains on sales of securities were $102,000 for the six months ended June 30, 2018, an increase of $82,000 compared to net gains on sales of securities of $20,000 during the same period of 2017. Some investment securities acquired from Scottdale were subsequently sold to ensure the overall portfolio was in greater alignment with Mid Penn’s investment management objectives.

ATM debit card interchange income was $591,000 for the six months ended June 30, 2018, an increase of $135,000 or 30 percent compared to interchange income of $456,000 for the same period in 2017. The additional income is a result of an increased volume of checking accounts, and an increase in Mid Penn Bank ATM and debit card activity, which included an increase in transaction volume resulting from accounts added from the Scottdale acquisition.

Other income was $492,000 for the six months ended June 30, 2018, an increase of $99,000 or 25 percent compared to other income of $393,000 for the same period of 2017.  The increase in other income was primarily driven by increases in letter of credit renewal fees and other service fees.

Mortgage banking income was $361,000 for the six months ended June 30, 2018, a decrease of $55,000 or 13 percent compared to the six months ended June 30, 2017. Rising longer-term interest rates have resulted in a lower volume of mortgage refinance activity in the first half of 2018 when compared to the same period in 2017.

Noninterest Expense

During the three months ended June 30, 2018, noninterest expenses totaled $9,742,000, an increase of $2,184,000 or 29 percent compared to noninterest expenses of $7,558,000 for the three months ended June 30, 2017.  Noninterest expense for the six months ended June 30, 2018 totaled $20,925,000, and increase of $5,565,000 or 36 percent compared to noninterest expenses of $15,360,000 for the first six months of 2017.

During the first half of 2018, merger and acquisition expenses of $1,916,000 were incurred in connection with (i) the completed acquisition of Scottdale on January 8, 2018 and the subsequent systems conversion activities, with such expenses including severance costs, legal and professional fees, investment banking fees, and information technology costs; and (ii) the planned acquisition of First Priority, with such expenses including primarily investment banking fees, merger-related legal expenses, and professional fees related to the preparation and filing of merger documents.  Merger and acquisition expenses of $224,000 recorded during the first half of 2017 were investment banking and legal fees related to the initial stages of the Scottdale acquisition.

Salaries and employee benefits expense increased $1,217,000 or 15 percent during the six months ended June 30, 2018, versus the same period in 2017, with the increase attributable to (i) the retail staff additions at the five retail locations added through the Scottdale acquisition and the opening of the Halifax, PA branch, all effective January 8, 2018, and (ii) the addition of commercial lending personnel and credit support staff in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $426,000 or 34 percent during the first six months of 2018 compared to the same period in 2017.  Similarly, equipment expense increased $201,000 or 27 percent during the first six months of 2018 compared to the first six months of 2017.  These increases were driven by (i) the facility operating costs and increased depreciation expense for building, furniture, and equipment associated with the addition of the above-noted Scottdale market and Halifax, PA branch offices, and (ii) depreciation and occupancy costs related to Mid Penn’s move to new administrative facilities in the Capital Region.

FDIC assessment expense was $321,000 for the six months ended June 30, 2018, a decrease of $67,000 or 17 percent compared to $388,000 for the six months ended June 30, 2017.  As a result of the Scottdale acquisition and successful workouts of non-performing assets, Mid Penn has reported more favorable capital and asset quality ratios, resulting in a lower FDIC Assessment rate for the second quarter of 2018.

Legal and professional fees for the six months ended June 30, 2018 increased by $114,000 or 31 percent compared to the same period in 2017 due to increased third-party services for wealth management, audit, and public relations activities.

Marketing and advertising expense increased 76 percent, from $238,000 for the six months ended June 30, 2017 to $419,000 for the same period in 2018.  The increased costs were a result of increased marketing and branding initiatives related to the Scottdale acquisition, and market-specific business development promotions across Mid Penn’s footprint.

Software licensing costs were $1,026,000 during the six months ended June 30, 2018, an increase of $327,000 or 47 percent compared to $699,000 for the six months ended June 30, 2017. The increase is a result of additional costs to license all the Scottdale locations and new branches, upgrades to internal systems to enhance data management and storage capabilities given the larger company profile, and increases in certain core processing fees as our customer base and transaction volume continues to grow.

Intangible amortization increased from $53,000 during the six months ended June 30, 2017 to $496,000 during the same period in 2018. As a result of the Scottdale acquisition, Mid Penn added a core deposit intangible (CDI) asset of $4,940,000 which will amortize using the sum of the years’ digit method over a ten year period.  The resulting additional amortization recorded during the first half of 2018, related to the Scottdale CDI, was $449,000.

Other expense was $3,394,000 during the six months ended June 30, 2018, an increase of $1,060,000 or 45 percent compared to other expense of $2,334,000 for the same period in 2017.  Several categories within other expense drove this overall increase, including but not limited to: (i) increases to stationary and supplies, printing, postage, and insurance costs as a result of additional branches added since June 30, 2017;  (ii) increased loan collection costs and foreclosed real estate expenses; and (iii) higher subscription, travel and lodging, and employee relations costs, as both the Scottdale acquisition and organic growth have increased the organization’s geographic profile and employee base.

FINANCIAL CONDITION

Loans

Total loans at June 30, 2018 were $1,036,479,000 compared to $910,404,000 at December 31, 2017, an increase of $126,075,000 or over 13 percent since year-end 2017.  As a result of the Scottdale acquisition, on January 8, 2018, Mid Penn added to its loan portfolio, primarily within the residential mortgage and commercial real estate mortgage categories.  As of June 30, 2018, the outstanding balance of Scottdale acquired loans was $65,231,000.  The majority of Mid Penn’s organic loan growth in legacy markets continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $212,950,000 or 21 percent, from $1,023,568,000 at December 31, 2017 to $1,236,518,000 at June 30, 2018.  The increase in total deposits since year end 2017 was substantially from the lower-cost deposits assumed through the acquisition of Scottdale during the first quarter of 2018.

Investments

During the first half of 2018, additional held-to-maturity securities were purchased, resulting in the held-to-maturity securities increasing over 50 percent to $153,321,000 as of June 30, 2018 as compared to $101,356,000 as of December 31, 2017 (with such investments recorded at amortized cost).  Mid Penn’s total available-for-sale securities portfolio increased $18,226,000 or 19 percent, from $93,465,000 at December 31, 2017 to $111,691,000 at June 30, 2018. The increase to the investment securities during the first half of 2018 was primarily investments acquired from Scottdale, with some acquired available-for-sale securities being sold after the merger date and the proceeds reinvested in held-to-maturity securities and certain portfolio segments in alignment with Mid Penn’s investment management objectives.

Capital

Shareholders’ equity increased by $66,072,000 or 87 percent, from $75,703,000 at December 31, 2017 to $141,775,000 at June 30, 2018. The increase during the six months ended June 30, 2018 was attributed to (i) the issuance of 1,878,827 shares of Mid Penn common stock in connection with the acquisition of Scottdale, and (ii) growth in retained earnings through year-to-date net income.  These increases were partially offset by other comprehensive losses primarily due to the after-tax impact of the unrealized reduction in market value within the available-for-sale investment portfolio since December 31, 2017.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both June 30, 2018 and 2017.

ASSET QUALITY

The allowance for loan and lease losses as a percentage of total loans was 0.79% at June 30, 2018, compared to 0.84% at December 31, 2017, and 0.89% at June 30, 2017. Loan loss reserves as a percentage of nonperforming loans were 90% at June 30, 2018, compared to 68% at December 31, 2017, and 134% at June 30, 2017. The ratios as of June 30, 2018, were affected by the addition of the Scottdale acquired loans, which, in accordance with purchase accounting principles, were recorded at fair value at the time of acquisition with no related allowance for loan losses.  Total nonperforming assets were $10,055,000 at June 30, 2018, compared to $11,308,000 at December 31, 2017 and $5,775,000 at June 30, 2017. The ratio of nonperforming assets to total loans and other real estate was 0.97% as of June 30, 2018, compared to 1.24% as of December 31, 2017, and 0.67% as of June 30, 2017. The increase in nonperforming assets was primarily due to two larger loan relationships being placed on nonaccrual status.

For the six months ended June 30, 2018, Mid Penn had net recoveries of $458,000 compared to net recoveries of $305,000 during the same period of 2017.  The primary reason for this favorable net recovery amount was that, during the second quarter of 2018, Mid Penn recovered $777,000 of principal from the successful workout of a commercial real estate relationship that originally had a partial charge-off in 2009.  Similarly, during the first quarter of 2017, Mid Penn recovered $318,000 of principal, as well as collected $279,000 in interest income, from the successful workout of a different commercial real estate relationship that was partially charged-off in 2010.

Management performs a monthly evaluation of the adequacy of the loan and lease loss allowance, and based on this evaluation, which includes consideration of the substantial recovery realized in the second quarter of 2018, no loan loss provision was recorded for the three months ended June 30, 2018.  Mid Penn had recorded a loan loss provision of $100,000 for the three months ended June 30, 2017. During the six months ended June 30, 2018, the provision for loan and lease losses was $125,000 compared to $225,000 for the six months ended June 30, 2017.  Management believes, based on information currently available, that the allowance for loan and lease losses of $8,189,000 is adequate as of June 30, 2018 to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Total Assets	$1,415,647	$1,391,217	$1,170,354	$1,153,373	$1,111,876
Total Loans	1,036,479	1,007,138	910,404	877,386	862,307
Total Deposits	1,236,518	1,212,423	1,023,568	1,026,675	987,468
Total Equity	141,775	139,124	75,703	77,391	75,636
Book Value per Share	23.15	22.72	17.85	18.25	17.86
Tangible Book Value per Share *	18.58	18.21	16.82	17.22	16.82

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017

Net Interest Income	$11,414	$10,878	$9,487	$9,516	$9,410	$22,292	$18,585
Net Income	$2,779	$1,004	$501	$2,249	$2,345	$3,783	$4,339
Basic Earnings per Common Share	$0.45	$0.17	$0.12	$0.53	$0.55	$0.63	$1.02
Adjusted Earnings per Common Share *	$0.49	$0.41	$0.43	$0.59	$0.56	$0.90	$1.07
Return on Average Equity	7.90%	0.30%	2.58%	11.61%	12.74%	5.34%	12.05%

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

CAPITAL RATIOS (Unaudited):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Leverage Ratio	8.4%	8.5%	6.5%	6.8%	6.8%
Common Tier 1 Capital (to Risk Weighted Assets)	11.4%	11.6%	8.4%	8.9%	8.7%
Tier 1 Capital (to Risk Weighted Assets)	11.4%	11.6%	8.4%	8.9%	8.7%
Total Capital (to Risk Weighted Assets)	13.9%	14.1%	11.3%	10.7%	10.5%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses and the adjustment of the deferred tax asset provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017

Shareholder's Equity	$141,775	$139,124	$75,703	$77,391	$75,636
Less: Goodwill	23,107	22,528	3,918	3,918	3,918
Less: Core Deposit and Other Intangibles	4,879	5,126	434	460	486
Tangible Equity	$113,789	$111,470	$71,351	$73,013	$71,232

Common Shares Issued and Outstanding	6,124,517	6,122,717	4,242,216	4,240,754	4,235,237

Tangible Book Value per Share	$18.58	$18.21	$16.82	$17.22	$16.82

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Net Income	$2,779	$1,004	$501	$2,249	$2,345	$3,783	$4,339
Plus: Merger and Acquisition Expenses	222	1,694	152	243	14	1,916	224
Less: Tax Effect of Merger and Acquisition Expenses	(3)	274	2	-	-	271	18
Plus: Adjustment of Deferred Tax Asset	-	-	1,169	-	-	-	-
Net Income Excluding Non-Recurring Expenses	$3,004	$2,424	$1,820	$2,492	$2,359	$5,428	$4,545

Weighted Average Shares Outstanding - denominator	6,122,757	5,974,949	4,240,802	4,237,965	4,234,291	6,049,261	4,233,802

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.49	$0.41	$0.43	$0.59	$0.56	$0.90	$1.07

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	June 30, 2018	December 31, 2017	June 30, 2017
ASSETS
Cash and due from banks	$25,436	$19,795	$25,246
Interest-bearing balances with other financial institutions	4,775	3,028	2,813
Federal funds sold	9,196	691	1,120
Total cash and cash equivalents	39,407	23,514	29,179

Investment securities available for sale, at fair value	111,691	93,465	111,353
Investment securities held to maturity, at amortized cost
(fair value $150,016, $100,483, and $71,199)	153,321	101,356	71,096
Loans held for sale	1,185	1,040	2,369
Loans and leases, net of unearned interest	1,036,479	910,404	862,307
Less: Allowance for loan and lease losses	(8,189)	(7,606)	(7,713)
Net loans and leases	1,028,290	902,798	854,594

Bank premises and equipment, net	23,905	16,168	11,190
Cash surrender value of life insurance	13,171	13,042	12,911
Restricted investment in bank stocks	2,765	4,384	3,985
Foreclosed assets held for sale	912	189	-
Accrued interest receivable	5,372	4,564	3,991
Deferred income taxes	2,540	1,888	3,396
Goodwill	23,107	3,918	3,918
Core deposit and other intangibles, net	4,879	434	486
Other assets	5,102	3,594	3,408
Total Assets	$1,415,647	$1,170,354	$1,111,876
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$207,014	$163,714	$140,837
Interest-bearing demand	349,109	349,241	339,057
Money Market	273,214	246,220	240,107
Savings	171,845	62,770	63,232
Time	235,336	201,623	204,235
Total Deposits	1,236,518	1,023,568	987,468

Short-term borrowings	—	34,611	21,468
Long-term debt	12,241	12,352	13,467
Subordinated debt	17,342	17,338	7,419
Accrued interest payable	1,186	645	788
Other liabilities	6,585	6,137	5,630
Total Liabilities	1,273,872	1,094,651	1,036,240

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
6,124,517, 4,242,216, and 4,234,280 shares issued and outstanding at
March 31, 2018, December 31, 2017 and at March 31, 2017, respectively	6,125	4,242	4,235
Additional paid-in capital	103,498	40,970	40,775
Retained earnings	35,386	32,565	31,637
Accumulated other comprehensive loss	(3,234)	(2,074)	(1,011)
Total Shareholders’ Equity	141,775	75,703	75,636
Total Liabilities and Shareholders' Equity	$1,415,647	$1,170,354	$1,111,876

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
INTEREST INCOME
Interest and fees on loans and leases	$12,073	$9,949	$23,410	$19,651
Interest on interest-bearing balances	17	5	26	7
Interest on federal funds sold	153	23	321	74
Interest and dividends on investment securities:
U.S. Treasury and government agencies	884	574	1,636	1,019
State and political subdivision obligations, tax-exempt	517	264	1,059	580
Other securities	76	64	248	107
Total Interest Income	13,720	10,879	26,700	21,438
INTEREST EXPENSE
Interest on deposits	1,997	1,277	3,777	2,481
Interest on short-term borrowings	—	13	12	13
Interest on long-term and subordinated debt	309	179	619	359
Total Interest Expense	2,306	1,469	4,408	2,853
Net Interest Income	11,414	9,410	22,292	18,585
PROVISION FOR LOAN AND LEASE LOSSES	—	100	125	225
Net Interest Income After Provision for Loan and Lease Losses	11,414	9,310	22,167	18,360
NONINTEREST INCOME
Income from fiduciary activities	286	200	526	396
Service charges on deposits	222	174	425	379
Net gain on sales of investment securities	4	12	102	20
Earnings from cash surrender value of life insurance	65	66	129	131
Mortgage banking income	205	225	361	416
ATM debit card interchange income	326	232	591	456
Merchant services income	93	92	171	166
Net gain on sales of SBA loans	152	157	409	441
Other income	206	204	492	393
Total Noninterest Income	1,559	1,362	3,206	2,798
NONINTEREST EXPENSE
Salaries and employee benefits	4,542	4,159	9,606	8,389
Occupancy expense, net	870	593	1,667	1,241
Equipment expense	544	370	952	751
Pennsylvania bank shares tax expense	171	160	342	330
FDIC Assessment	93	194	321	388
Legal and professional fees	256	189	480	366
Marketing and advertising expense	230	131	419	238
Software licensing	512	370	1,026	699
Telephone expense	156	133	303	259
Loss on sale or write-down of foreclosed assets	1	6	3	88
Intangible amortization	248	24	496	53
Merger and acquisition expense	222	14	1,916	224
Other expenses	1,897	1,215	3,394	2,334
Total Noninterest Expense	9,742	7,558	20,925	15,360
INCOME BEFORE PROVISION FOR INCOME TAXES	3,231	3,114	4,448	5,798
Provision for income taxes	452	769	665	1,459
NET INCOME	$2,779	$2,345	$3,783	$4,339

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.45	$0.55	$0.63	$1.02
Cash Dividends Paid	$0.15	$0.13	$0.40	$0.36

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s announced combination with First Priority Financial Corp.; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.